Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MONTROSE ENVIRONMENTAL GROUP, INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

MONTROSE ENVIRONMENTAL GROUP, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the name of the corporation is Montrose Environmental Group, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the DGCL on November 25, 2013.

SECOND: The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 25, 2013, and subsequently amended by that certain Certificate of Amendment of Certificate of Incorporation dated December 6, 2017, and that certain Certificate of Amendment of Certificate of Incorporation dated April 13, 2020.

THIRD: That the Certificate of Incorporation of the Corporation, as amended as of such date, was amended and restated in the form filed with the Secretary of Sate of the State of Delaware on July 21, 2020 (as so amended and restated, the “Amended and Restated Certificate of Incorporation”), and subsequently amended by that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 10, 2024 and that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 7, 2025.

FOURTH: That Article I of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Onterris, Inc. (the “Corporation”).

FIFTH: That the foregoing amendment to the Amended and Restated Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.

MONTROSE ENVIRONMENTAL GROUP, INC.

By:

Name: Nasym Afsari

Title: General Counsel and Secretary

Dated: April 17, 2026